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                                 Exhibit 10.12

                             PITT-DES MOINES, INC.
                             ---------------------

                            STOCK OPTION AGREEMENT
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                   Date of Grant of this Option: May 2, 1996


    THIS AGREEMENT made by and between PITT-DES MOINES, INC., a Pennsylvania corporation (hereinafter called the "Company"), and P.O. Elbert (hereinafter called the "Optionee") is made as of the above date under the Pitt-Des Moines, Inc. Stock Option Plan of 1990 (the "Plan").

                                  WITNESSETH:

    1. The Company grants to the Optionee an Incentive Stock Option to purchase 25,000 shares of the Company's Common stock, no par value, at the price of $42.75 per share, subject to the terms and conditions in the Plan and herein.

    2. This Option must be exercised within ten (10) years from May 2, 1996, the date of the grant of this option.

    3. In consideration of the grant of this Option, the Optionee hereby agrees to remain in the employment of the Company or one of its subsidiaries, at the pleasure of the Company or such subsidiary, for at least one year from the date of the grant of this Option.

    4. It is intended that this Option constitute an Incentive Stock Option under Section 422A of the Internal Revenue Code of 1986, as amended, and, therefore, this Option shall in all events be subject to the limitations set forth in Section 8 of the Plan with respect to Incentive Stock Options.

    5. The Optionee may exercise this Option only in accordance with the following conditions:

       (a) This Option may only be exercised: (i) on or after the date the Company enters into an agreement for its liquidation, merger or consolidation, or for a sale of substantially all of the Company's assets (a "Disposition of the Company"); or (ii) on or after the date the Company's Board of Directors agrees to, endorses or recommends to its shareholders any proposed transaction in the voting shares of the Company which would or could effect any such liquidation, merger, consolidation or sale (a "Disposition of the Company's Shares"); provided however that notwithstanding Sections 8(c)(iii), (iv), (v)
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and (vi) of the Plan, any Options herein granted shall be void if Optionee for any reason ceases to be an employee of the Company before the date any Disposition of the Company is agreed to by the Company or the date any Disposition of the Company's Shares is recommended by the Board.

       (b) Notwithstanding the foregoing, this Option may not be exercised in the event that any transaction described in paragraph 5(a) involves any entity (other than the Company) in which the Company's management employees, including Optionee, hold, as a group, any ownership interest, directly or indirectly, which interest exceeds 1% of the value of that entity.
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    6. All terms and conditions of the Plan are incorporated herein as if fully set out in this Agreement and in the event of any conflict between the terms herein or those in the Plan, except as noted in the proviso in paragraph 5(a) above, those of the Plan shall control.

    IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement effective as of the date first above written.


EXECUTED IN DUPLICATE

ATTEST:                                 PITT-DES MOINES, INC.



/s/ T.R. Lloyd                          /s/ Wm. W. McKee
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Secretary                               Wm. W. McKee
                                        President & C.E.O.


WITNESS:



/s/ R.A. Byers                          /s/ P.O. Elbert
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                                        P.O. Elbert